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                                                                      EXHIBIT 23





                      CONSENT OF COOPERS & LYBRAND L.L.P.





We consent to the incorporation by reference in the registration statements of Berkshire Hathaway Inc. on Form S-3 (File No. 33-50989), Form S-3 (File No. 33-58983) and Form S-3 (File No. 33-60855) of our report dated February 16, 1996, on the consolidated financial statements of GEICO Corporation and subsidiaries ("GEICO") as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in Item 8 of GEICO's 1995 Form 10-K (File No. 1-8012) which is incorporated by reference in Berkshire Hathaway Inc.'s Form 8-K dated March 26, 1996.



                                                        Coopers & Lybrand L.L.P.


Washington, D.C.
March 26, 1996





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